                                                                 Exhibit 10.2

                  INSURANCE ADMINISTRATION SERVICES AGREEMENT

         THIS INSURANCE ADMINISTRATION SERVICES AGREEMENT ("Agreement") is entered into by and between INSURANCE MANAGEMENT SOLUTIONS, INC. ("Vendor"), a corporation organized and existing under the laws of the State of Florida with its principal place of business located at 360 Central Avenue, St. Petersburg, Florida 33701, and FIRST INSURANCE COMPANY OF HAWAII, LTD ("Company"), an insurer existing under the laws of the State of Hawaii with its principal place of business located at 1100 Ward Avenue, Honolulu, HI 96814.

         WHEREAS, the Federal Emergency Management Agency ("FEMA") and the Federal Insurance Administration ("FIA") administer the National Flood Insurance Program ("NFIP") and the Company is an insurance company duly licensed to write flood insurance in the state or states to which this Agreement pertains and is approved by FIA to act as a Write Your Own Flood Carrier ("WYO Carrier") under the Write Your Own Flood Insurance Program ("WYO Flood Program"), a program offered under the NFIP; and

         WHEREAS, Vendor has been designated by FIA as a "qualified performer" for the provision of services to WYO Carriers under the NFIP; and

         WHEREAS, Company wishes to engage the services of Vendor to administer certain of the Company's obligations in the state(s) ("Applicable States") set forth herein;

         WHEREAS, Vendor wishes to provide such services as set forth herein.

         NOW THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, the parties hereto do covenant and agree as follows:

I.       AUTHORITY OF VENDOR.

         A. Appointment - Company hereby grants Vendor the authority to supervise and administer certain lines of Company's business ("Insurance Program"), as specified in Schedule A, in the states ("Applicable States") expressly set forth in Schedule
                  A. Schedule A is attached to and hereto made a part of this Agreement. Vendor hereby accepts such appointment, and the grant of authority, and agrees to carry out the resulting duties and responsibilities to the best of its ability, knowledge, skill, and judgment, and in accordance with the highest reasonably attainable standards of quality generally utilized in the insurance and data processing industries.

         B. Authority - Company hereby grants Vendor the authority to act for and on behalf of Company in matters required for Vendor to properly supervise and conduct the handling of the aforesaid WYO Flood program, including the authority to collect and remit premiums, process applications and other forms, issue policies, and process claims, all in a manner consistent with, pursuant to and as authorized by the provisions of the National Flood Insurance Act of 1968 (as amended), the regulations of the NFIP, FIA, FEMA and the terms of this Agreement.

II.      RESPONSIBILITIES OF VENDOR.

         A. Policy Administration: Vendor shall administer Company's WYO Flood Program policies ("WYO Policy", or the plural, "WYO Policies") and in accordance therewith shall be responsible for the following policy administration functions: compliance with community eligibility/rating criteria; policyholder eligibility determination; WYO Policy issuance, WYO Policy endorsements; WYO Policy cancellations; WYP Policy correspondence; payment of agents' commissions on Company's behalf; and, the receipt, recording, control, timely deposit, and disbursements of premium funds in connection with the foregoing, all in accordance with the WYO Flood Program Financial Control Plan ("Financial Control Plan") requirements established by the FIA. Further, Vendor shall reply to written and telephone inquiries from policyholders and/or producers regarding any WYO Policy administered pursuant to this Agreement.

         B. Claim Service - Company shall have responsibility for the administration and processing of WYO Policy claims ("Claim") under this Agreement. Vendor shall provide the Systems required for ???. Vendor will be responsible for check disbursements and all required reporting to NFIP, FIA and FEMA. Vendor will provide Catastrophe Claim Services that are outlined in Schedule B of this Agreement.

         C. Statistical Reporting - Vendor shall prepare and submit, to FIA, monthly financial and statistical reports, reconciliations, certifications, and statistical tapes on Company's behalf, in accordance with WYO Flood Program Accounting Procedures and the Transaction Record Reporting and Processing Plan ("TRRP Plan"). Vendor shall submit copies of all monthly reports to the Company.

         D. Company Agents - Vendor shall provide to each Company Agent appointed under this Agreement, a limited license to use Vendor's FloodWriter(c)(tm) software program, and a current flood zone determination for any WYO Policy application submitted pursuant to this Agreement. Further, excluding records required to be maintained by Company in accordance with the FloodWriter(c)(tm) software license, Vendor shall keep appropriate records, in conformity with Internal Revenue Services regulations, for the purpose of preparing 1099 reports for Company Agent's commissions and Adjuster's fees paid by Vendor on behalf of Company. The expense for the above services has been incorporated in the Vendor's Monthly Service Fee.

         E. Time Standards - Vendor shall use it's best efforts to adhere to certain time standards for performance, as may be outlined and amended from time to time within the FEMA/FIA Financial Assistance/Subsidy Arrangement ("Arrangement").

III.     PREMIUM COLLECTION AND ARRANGEMENT

         A. Banking Arrangement - Vendor and Company shall establish banking arrangements which comply with the Arrangement and other WYO Flood Program requirements, and which will provide for the establishment of a NFIP restricted account ("Restricted Account") with company as custodian, and a FEMA letter of credit ("Letter of Credit"), with additional accounts as needed to facilitate operations, all in conformity with FEMA/FIA guidelines. Company shall grant specific Vendor employees checksigning authority on any Restricted Account and the authority to initiate appropriate drawdowns against Company's Letter of Credit, in order for Vendor to act on Company's behalf in making disbursements for Company liabilities established by the Arrangement, the WYO Flood Program, and this Agreement.
                  All such authorizations shall be in writing and may be revoked, amended or modified at any time by Company upon thirty (30) days advanced written notice to Vendor.

         B. Premium Remittance - Vendor shall be liable to the FIA for any premiums Vendor has received on WYO Flood program business written under this Agreement. Vendor shall establish procedures for a timely deposit and remittance of funds to the U.S. Treasury via authorized automatic clearinghouse mechanism. Gross premium collected by Vendor, for WYO Flood program business written under this Agreement, shall be remitted to the FIA by Vendor net of the established NFIP Allowable Expenses. "Allowable Expenses" shall mean a WYO Carrier's operating and administrative expenses.

         C. Financial Data - Vendor shall maintain supporting documentation for all bank accounts over which it has authority. At least monthly, Vendor shall prepare financial data, by state, reflecting all debits and credits with respect to WYO Flood Program business written pursuant to this Agreement, including agents' commissions and Vendor's Servicing Fees paid, during the preceding quarter.

IV.      COMPANY ACCESS TO RECORDS

         Vendor agrees to permit Company or its duly appointed representatives, during the term of this Agreement, the right to visit, inspect, examine, copy, verify and audit, at Vendor's offices, any of the accounts, files, documents, books, reports and other records in possession or control of Vendor relating directly to the WYO Flood Program business covered by this Agreement. Such access shall be given during reasonable business hours and upon ten (10) days prior written notice to Vendor.

         Furthermore, at Company's expense, Vendor shall conduct a biennial audit of any and all WYO Flood Program business written by Company pursuant to this Agreement. To minimize the expense incurred by Company for such biennial audit, Vendor shall select an auditor, subject to Company's approval, and shall coordinate the biennial audit.

V.       EXPENSES AND FEES

         A. Service Fee - Company shall pay Vendor, on a monthly basis, a servicing fee ("Servicing Fee") as specified in the Schedule B, which schedule is attached to and hereto made a part of this Agreement.

         B. Claims Administration Fee - If Vendor provides claims administration services to Company, Company shall pay Vendor a claims administration fee ("Claims Administration Fee") as specified in the Schedule B.

         C. Additional Service Expenses - In accordance with the Arrangement, Company shall be liable for operating, administrative and production expenses, including but not limited to any State premium taxes, agents' commissions, or any other expense of whatever nature incurred by the Company in the performance of its obligations under the Arrangement.

         D. Vendor Expenses - In consideration of the Servicing Fees and Claims Administration Fees paid to Vendor, Vendor shall pay the general expenses of processing the WYO Flood program policies, including those of policy administration, cash management, claims processing and financial and transactional reporting.

         E. WYO Flood Program Reimbursements - Any WYO Flood program Reimbursements made pursuant to the Arrangement, including, but not limited to, those for the unallocated loss expenses, shall be payable to Vendor upon receipt by Company.

         F. Marketing Goals - Company shall maintain responsibility for any risk, or shall be entitled to any reward, that may be associated with achieving or failing to achieve any marketing goal set by the FIA or FEMA.

VI.      ADDITIONAL SERVICES AND FEES

         A. Agent or Company Training - Upon Company request, Vendor will provide one training session per quarter, or four training sessions per year, to company or Company's agents. Company shall provide the training facility and pay Vendor reasonable per diem and travel expenses incurred.

         B. Marketing Material - Company may use Vendor's previously developed marketing or promotional materials, which Vendor may customize and produce for Company at company's expense.

         C. Additional Fees and Service - Additional service not defined in this Agreement may be provided as mutually agreed upon between the Company and Vendor in writing.

VII.     CONFIDENTIALITY OF DATA AND INFORMATION.

         A. Confidential and Proprietary Information - Vendor and Company acknowledge that any and all information concerning the other's business is confidential and proprietary information ("Confidential Information") and neither party shall permit the duplication, use, or disclosure of any such Confidential Information to any person, other than its own employees, agents or representatives who must have such information for the performance of obligations hereunder, unless such duplication, use, or disclosure is specifically authorized in writing by the other party. Confidential information is not meant to include any information which at the time of disclosure is generally known to the public and/or the insurance industry prior to the disclosure.

         B. Trademarks, Service Marks, Trade Names - Neither party shall use or duplicate the name(s), trademark(s), servicemark(s), or trade name(s) (whether registered or not) of the other party in public releases or advertising or in any other manner unless such use or duplication is specifically authorized in writing by the other party, except that Vendor may include Company's name in a list of clients/customers without such authorization.

         C. Agreement Terms - Neither party shall disclose information as to specific terms of this Agreement, in particular any details about the work performed or the Service Fees or Claims Administration Fees paid, without prior written consent of the other party.

         D. Company's Records - Vendor shall maintain system integrity and data security necessary to protect Company's records and data from loss and damage and to protect against unauthorized disclosure of Company's Confidential Information as described in Section VII(A) above.

         E. Public Disclosure - The disclosure restrictions provided in this section shall be extinguished at the time and to the extent that the Confidential Information becomes generally available to the public domain without the fault of either Vendor or Company.

VIII.    COMMENCEMENT AND TERMINATION.

         A. Term of Agreement - This Agreement shall become effective on the date that this document is executed by Company and by Vendor and shall have a minimum term ("Initial Term") of thirty six (36) full calendar months unless terminated earlier pursuant to this section VIII (C) of this Agreement. At the conclusion of the Initial Term ("Termination Date"), this Agreement shall be renewed and extended for an additional renewal term of thirty-six (36) months unless otherwise terminated pursuant to this Section VIII (C).

         B. Termination Without Cause - This Agreement may be terminated, without cause, at any time after the Initial Term by either party upon written notice of termination to the other, not less than ninety (90) days prior to the Termination Date.

         C. Termination for Cause - Any party may immediately terminate this Agreement for cause upon written notice to the other party in the event of:

                  1. Bankruptcy, receivership, of either party, regardless of whether any of these occur voluntarily or involuntarily; or

                  2. Failure by any party to fulfill a material obligation under this Agreement, provided that such party has been notified in writing of such failure and such failure continues without cure for a period of ninety
                           (90) days after written notice thereof.

         D. Accounting - Upon termination of this Agreement, Vendor shall fully account to Company for all of its responsibilities and activities pursuant to this Agreement.

IX.      LIABILITY.

         A. Limit of Liability - In no event shall Vendor's liability for breach of this Agreement or any of its provisions exceed the Company's earnings under this agreement for the three months immediately preceding the breach. Vendor shall not be liable for any lost profits, business goodwill, or other consequential, punitive, special or incidental damages incurred by Company.

         B. Vendor Indemnification - Vendor shall indemnify, defend and hold harmless Company, its officers, and directors from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including attorney's fees, incurred as a direct result of any act, error or omission by Vendor, or incurred as a result of any material breach of Vendor's obligations under this Agreement. Vendor's indemnification under this paragraph shall be in accordance with the limitations set forth in this Agreement.

         C. Company Indemnification - Company shall indemnify, defend and hold harmless Vendor, its officers, and directors from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including attorney's fees, incurred as a direct result of any act, error or omission by Company or incurred as a result of any material breach of Company's obligations under this Agreement. Company's indemnification under this paragraph shall be in accordance with the limitations set forth in this Agreement.

         D. Notice of Claim - All parties agree to promptly give the other notice upon being notified or becoming aware of an allegation or claim which could give rise to a claim under this section.

X.       GENERAL AGREEMENTS

         A. Applicable Law - This Agreement in all matters arising thereunder shall be governed by and determined in accordance with the laws of the State of Florida. Venue for any actions arising hereunder shall be in a State court of competent jurisdiction in Pinellas County, Florida. Notwithstanding the foregoing, this section shall not apply to any matter that relates specifically to and involves an insured party, including but not limited to Claims filed by an insured.

         B. Entire Agreement - This Agreement, and any exhibits, schedules or addenda attached hereto, contain all of the prior oral and/or previously written agreements, representations, and arrangements between the parties hereto. There are no representations or warranties other than those set forth herein. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. All schedules, addendum of any kind, or attachments to this Agreement shall be made a part of this Agreement and shall be subject to all terms and conditions of this Agreement.

         C. Attorney's Fees - If either party should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

         D. Company Warranties - Company warrants that it and that it is licensed to engage in the insurance business in all jurisdictions in which it has duly authorized Vendor to issue policies or other insurance coverage in the Company's name. Further, Company warrants to Vendor that it will comply with the laws of the state or states covered by this Agreement and with the rules and regulations of all regulatory authorities having jurisdiction over Company's activities, and shall, whenever necessary, maintain at its own expense all required licenses to transact business in such states.

         E. Vendor Warranties - Vendor warrants to Company that it is duly authorized and incorporated to transact the business of servicing insurance companies. Further, Vendor warrants to Company that it will comply with the laws of the state or states covered by this Agreement and with the rules and regulations of all regulatory authorities having jurisdiction over Vendor's activities, and shall, whenever necessary, maintain at its own expense all required licenses other than agents licenses unless specifically noted in Schedule A of this agreement, to transact business in such states.

         F. Invalidation - Should any part of this Agreement for any reason be declared invalid, such decision shall not effect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if the Agreement had been executed with the invalid portion thereof eliminated. It is, therefore, declared the intention of the parties hereto that each of them will have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared void.

         G. Construction of Agreement - The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         H. Miscellaneous - Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires. Section headings are intended for purposes of description only and shall not be used for purposes of interpretation of this Agreement.

         I. Notices - Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

                  As to Company:    First Insurance Company of Hawaii, LTD
                                    1100 Ward Avenue
                                    Honolulu, HI 96814
                                    (808) 545-3262
                  Attention:        Antonio Abad, Assistant Vice President


                  As to Vendor:     Insurance Management Solutions, Inc.
                                    360 Central Avenue
                                    St. Petersburg, FL 33701
                  Fax Number:       (813) 823-6518
                  Attention:        Kelly King, Senior Vice President

                  Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices sent by overnight carrier shall be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient) otherwise they shall be deemed effective on the next business day.

            (The remainder of this page is intentionally left blank)

IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement to be effective as of the 22ND day of MARCH, 1999.

"Vendor":                                               "Company":
INSURANCE MANAGEMENT SOLUTIONS, INC.                    FIRST INSURANCE COMPANY OF HAWAII, LTD.



By: /s/ Kelly R. King                                   By: /s/ Ernie L. Moore
   ----------------------------------------                -----------------------------------------

As its:  SR. V.P.                                       As its: SR. VICE PRESIDENT
       ------------------------------------                    -------------------------------------

Date: 3/17/99                                           Date: 3-22-99
     --------------------------------------                  ---------------------------------------

                                   SCHEDULE A

                    APPLICABLE STATES AND INSURANCE PROGRAM

Company hereby authorizes Vendor to supervise and administer its Insurance Program for the following line(s) of business in the following "Applicable States":

LINES OF BUSINESS:

WYO Flood Insurance

APPLICABLE STATES:

Hawaii

                                   SCHEDULE B

                                      FEES

POLICY ADMINISTRATION

Company shall pay Vendor a monthly Servicing Fee of 8% Direct Written Premium, for all Administration services rendered by Vendor pursuant to this Agreement.

The Service Fee shall be retained from the Restricted Account as an Allowable Expense payable to Vendor.


CLAIM ADMINISTRATION

Company shall pay Vendor the following Claim Administration Fees:

Claim System Services: Vendor shall retain .25% of Direct Earned Premium for the Claim System utilization and maintenance, training, check disbursement and claim reporting requirements as outlined in the WYO Arrangement.

Catastrophe Services: Vendor will provide Full Catastrophe Flood Claim Services. Vendor shall retain the full 3.3% Administration Fee and Fee Schedule for Catastrophe Services.

The Claim Administration Fees shall be retained from the Restricted Account as an Allowable Expense payable to Vendor.

          ADDENDUM TO THE INSURANCE ADMINISTRATION SERVICES AGREEMENT

THIS ADDENDUM TO THE INSURANCE ADMINISTRATION SERVICES AGREEMENT (hereinafter, "Addendum") dated this ___ day of ______________, 1999, by and between INSURANCE MANAGEMENT SOLUTIONS, INC. ("Vendor"), and FIRST INSURANCE COMPANY OF HAWAII, LTD. ("Company"), hereby modifies and supplements that INSURANCE ADMINISTRATION SERVICES AGREEMENT (hereinafter, "Agreement"), by and between the Company and Vendor, effective on March 22, 1999, and shall be attached to and form a part of the Agreement.

I. Claim Service - Article II, Paragraph B of the Agreement is hereby deleted and replaced with the following:

         Claim Service - Vendor shall have responsibility for the administration and processing of WYO Policy claims ("Claim") under this Agreement. Vendor shall provide "Full Claim Service", which shall be defined as processing and administering a Claim from the Claim's inception until closing. The Claim shall be processed and administered in accordance with the following procedures:

         A. Processing. Vendor shall provide Claims processing in accordance with the Arrangement and the Financial Control Plan. Vendor may also rely on information and direction contained in the WYO Flood Program Claims Manual, the FEMA Adjuster Manual, the Flood Insurance (Agent's) Manual, the standard flood insurance policy, the WYO Operational Overview, and/or other WYO Flood Program instructional material.

         B. Catastrophe Office. A catastrophe team may be engaged at the discretion of the Vendor to provide Claims support. Vendor shall coordinate activities and shall provide information to the FIA or its designee whenever a flood insurance catastrophe office is established.

II.      Schedule B - Schedule B of the Agreement is hereby modified as follows:

         Catastrophe Services: Vendor shall retain 3.3% of the net Claim after application of the deductible.

III. General Agreement - All provisions within the Agreement, not inconsistent with this Addendum, shall remain in effect and are enforceable.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be duly executed by their corporate officers on the dates as indicated hereafter.

COMPANY:                                                    VENDOR:
FIRST INSURANCE COMPANY OF HAWAII, LTD.                     INSURANCE MANAGEMENT SOLUTIONS, INC.



By: /s/ Ernest H. Fukeda, Jr.                               By: /s/ C. Breakiron
   --------------------------------------                      ---------------------------------------

As its: VICE PRESIDENT                                      As its: CFO
       ----------------------------------                          -----------------------------------

Date: 1-28-2000                                             Date 1/30/00
     ------------------------------------                       --------------------------------------

            Addendum to Insurance Administration Services Agreement

This addendum effective July 26, 2002 is hereby attached to and made a part of the Insurance Administration Services Agreement dated March 22, 1999 between Insurance Management Solutions, Inc. and First Insurance Company of Hawaii, Ltd.

The Insurance Administration Services Agreement is amended as follows:

         Section VIII.     Commencement and Termination.

                           A. Term of Agreement-

The following shall be deleted:

         At the conclusion of the Initial Term ("Termination Date"), this Agreement shall be renewed and extended for an additional renewal term of thirty-six (36) months unless otherwise terminated pursuant to this
         Section VIII(C).

And replaced with:

         At the conclusion of the Initial Term ("Termination Date"), this Agreement shall be renewed and extended for an additional term of twelve (12) months unless otherwise terminated pursuant to this
         Section VIII(C).

In all other respects, the Insurance Administration Services Agreement dated March 22, 1999 shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed or caused this aforementioned Agreement as amended by this addendum to be duly executed by its corporate officers on the dates as indicated hereafter.

Company:                                    Vendor:

First Insurance Company of Hawaii, Ltd.     Insurance Management Solutions, Inc.


By: /s/ Antonio Abad                        By: /s/ D. M. Howard
  -------------------------------------       ----------------------------------

As its: VICE PRESIDENT                      As its: PRES/CEO
       --------------------------------            -----------------------------

Date:  JULY 26, 2002                        Date:  July 31, 2002
     ----------------------------------          -------------------------------